Exhibit 99.1

ITW Reports Second Quarter 2020 Results

•Total revenue of $2.6 billion as organic revenue declined 27%
•Operating margin of 17.5%
•Operating income of $449 million
•GAAP EPS of $1.01
•Free cash flow of $681 million, 213% of net income

GLENVIEW, IL., July 31, 2020 - Illinois Tool Works Inc. (NYSE: ITW) today reported its second quarter 2020 results.

“Our performance in the second quarter clearly demonstrates that the progress we have made on executing our long-term enterprise strategy has put ITW in a position of considerable strength in managing through the effects of the global pandemic,” said E. Scott Santi, chairman and chief executive officer. “Our powerful ITW Business Model and decentralized, entrepreneurial culture are never more valuable than during times of significant and rapid change, and I want to thank all of my ITW colleagues around the world for their incredible care and commitment to keeping their co-workers safe while continuing to serve our customers with excellence. Our people responded to an unprecedented health crisis and a 29 percent decline in revenues and still delivered $449 million in operating income, $681 million in free cash flow, and operating margin of 17.5 percent. Strong proactive divisional leadership and our flexible cost structure allowed us to reduce operating expenses by over $140 million in the quarter despite the fact that we made the decision to provide full compensation and benefits support to every ITW team member for the entirety of the second quarter.”

“Looking forward, while significant end-market disruption and uncertainties remain, we will continue to leverage our financial strength and ample liquidity to prioritize playing offense in the recovery over playing defense in the contraction and to ensure that every one of our businesses is strongly positioned to fully participate in the recovery. Despite the near-term challenges of the moment, we remain deeply committed to achieving and sustaining ITW’s full-potential performance, and we will utilize our financial strength and flexible cost structure to protect investments in areas of strategic importance to the execution of our long-term strategy. I am confident that the strength and resilience of the ITW Business Model, our high-quality diversified business portfolio, and our people put us in a strong position to deal decisively and effectively with the effects of the pandemic however it plays out from here while remaining focused on executing our long-term enterprise strategy,” Santi concluded.

Second Quarter Results
Second-quarter revenue of $2.6 billion declined 29 percent with organic revenue down 27 percent. Foreign currency translation and divestitures reduced revenues by 1.5 percent and 1.0 percent, respectively. Revenues improved sequentially as the quarter progressed.

Operating margin was 17.5 percent compared to 24.1 percent in the prior year period as the lower volume impact was partially offset by benefits from Enterprise Initiatives of 100 basis points. GAAP earnings per share (EPS) were $1.01 compared to $1.91 in the prior year period. Free cash flow increased 12 percent to $681 million with a 213 percent conversion rate. After-tax return on invested capital was 16.8 percent. The effective tax rate for the second quarter was 21.3 percent.

At quarter end, ITW had approximately $1.8 billion in cash and cash equivalents on hand, essentially no short-term debt and a revolving credit facility in place that could provide additional liquidity of up to $2.5 billion, if needed.

On May 5, 2020, ITW suspended annual guidance for 2020 due to uncertainties regarding the duration and severity of the COVID-19 pandemic.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding the potential effects of the COVID-19 pandemic, related government actions and the Company’s strategy in response thereto on the Company’s business, the anticipated duration of the Company’s COVID-19 containment and recovery phases, the Company’s financial scenario planning and estimates, expected access to liquidity sources, expected capital allocation, diluted earnings per share, foreign exchange rates, total and organic revenue, operating margin, economic and regulatory conditions in various geographic regions, expected dividend payments, price/cost impact, restructuring expenses, expected adjustments to capacity and cost structure, free cash flow, effective tax rate, after-tax return on invested capital, timing and amount of share repurchases, if any, potential acquisitions and dispositions and related impact on financial results, and plans regarding the issuance of guidance. These statements are subject to certain risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2019 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.1 billion in 2019. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions except per share amounts	2020	2019	2020	2019
Operating Revenue	$2,564	$3,609	$5,792	$7,161
Cost of revenue	1,594	2,099	3,465	4,158
Selling, administrative, and research and development expenses	486	598	1,046	1,209
Amortization and impairment of intangible assets	35	41	71	84
Operating Income	449	871	1,210	1,710
Interest expense	(51)	(55)	(102)	(118)
Other income (expense)	8	9	33	23
Income Before Taxes	406	825	1,141	1,615
Income Taxes	87	202	256	395
Net Income	$319	$623	$885	$1,220

Net Income Per Share:
Basic	$1.01	$1.92	$2.79	$3.74
Diluted	$1.01	$1.91	$2.78	$3.72

Cash Dividends Per Share:
Paid	$1.07	$1.00	$2.14	$2.00
Declared	$1.07	$1.00	$2.14	$2.00

Shares of Common Stock Outstanding During the Period:
Average	316.1	324.8	317.2	326.0
Average assuming dilution	317.4	326.6	318.6	327.9

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	June 30, 2020	December 31, 2019
Assets
Current Assets:
Cash and equivalents	$1,812	$1,981
Trade receivables	2,156	2,461
Inventories	1,167	1,164
Prepaid expenses and other current assets	253	296
Assets held for sale	221	351
Total current assets	5,609	6,253

Net plant and equipment	1,711	1,729
Goodwill	4,443	4,492
Intangible assets	801	851
Deferred income taxes	470	516
Other assets	1,229	1,227
	$14,263	$15,068

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$4	$4
Accounts payable	402	472
Accrued expenses	1,106	1,217
Cash dividends payable	338	342
Income taxes payable	152	48
Liabilities held for sale	40	71
Total current liabilities	2,042	2,154

Noncurrent Liabilities:
Long-term debt	7,765	7,754
Deferred income taxes	676	668
Noncurrent income taxes payable	413	462
Other liabilities	1,009	1,000
Total noncurrent liabilities	9,863	9,884

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,317	1,304
Retained earnings	22,612	22,403
Common stock held in treasury	(19,669)	(18,982)
Accumulated other comprehensive income (loss)	(1,909)	(1,705)
Noncontrolling interest	1	4
Total stockholders’ equity	2,358	3,030
	$14,263	$15,068

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2020
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$361	$(28)	(7.8)%
Food Equipment	336	31	9.2%
Test & Measurement and Electronics	455	117	25.7%
Welding	298	64	21.6%
Polymers & Fluids	354	82	23.1%
Construction Products	376	90	23.7%
Specialty Products	387	98	25.4%
Intersegment	(3)	—	—%
Total Segments	2,564	454	17.7%
Unallocated	—	(5)	—%
Total Company	$2,564	$449	17.5%

Six Months Ended June 30, 2020
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$1,057	$117	11.1%
Food Equipment	819	148	18.1%
Test & Measurement and Electronics	940	238	25.4%
Welding	670	173	25.8%
Polymers & Fluids	747	175	23.4%
Construction Products	766	181	23.6%
Specialty Products	801	207	25.9%
Intersegment	(8)	—	—%
Total Segments	5,792	1,239	21.4%
Unallocated	—	(29)	—%
Total Company	$5,792	$1,210	20.9%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q2 2020 vs. Q2 2019 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(52.6)%	(37.6)%	(10.6)%	(24.9)%	(14.4)%	(9.1)%	(16.1)%	(26.5)%
Acquisitions/ Divestitures	—%	—%	(3.0)%	(3.9)%	—%	—%	(0.8)%	(1.0)%
Translation	(1.5)%	(1.0)%	(1.1)%	(0.6)%	(2.8)%	(2.3)%	(1.3)%	(1.5)%
Operating Revenue	(54.1)%	(38.6)%	(14.7)%	(29.4)%	(17.2)%	(11.4)%	(18.2)%	(29.0)%

Q2 2020 vs. Q2 2019 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(1880) bps	(1300) bps	(300) bps	(520) bps	(380) bps	(200) bps	(380) bps	(750) bps
Changes in Variable Margin & OH Costs	(1210) bps	(470) bps	380 bps	(330) bps	320 bps	40 bps	160 bps	—
Total Organic	(3090) bps	(1770) bps	80 bps	(850) bps	(60) bps	(160) bps	(220) bps	(750) bps
Acquisitions/Divestitures	—	—	40 bps	60 bps	—	—	50 bps	10 bps
Restructuring/ Other	100 bps	130 bps	—	70 bps	90 bps	30 bps	100 bps	80 bps
Total Operating Margin Change	(2990) bps	(1640) bps	120 bps	(720) bps	30 bps	(130) bps	(70) bps	(660) bps

Total Operating Margin % *	(7.8)%	9.2%	25.7%	21.6%	23.1%	23.7%	25.4%	17.5%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	110 bps	100 bps	180 bps	20 bps	390 bps	30 bps	100 bps	140 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.08) on GAAP earnings per share for the second quarter of 2020.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

1H 2020 vs. 1H 2019 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(32.0)%	(22.0)%	(7.0)%	(16.9)%	(8.9)%	(4.6)%	(12.4)%	(16.6)%
Acquisitions/ Divestitures	—%	—%	(3.1)%	(3.7)%	—%	—%	(1.0)%	(1.0)%
Translation	(1.7)%	(1.2)%	(1.0)%	(0.5)%	(2.5)%	(2.5)%	(1.2)%	(1.5)%
Operating Revenue	(33.7)%	(23.2)%	(11.1)%	(21.1)%	(11.4)%	(7.1)%	(14.6)%	(19.1)%

1H 2020 vs. 1H 2019 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(840) bps	(630) bps	(200) bps	(330) bps	(230) bps	(90) bps	(270) bps	(430) bps
Changes in Variable Margin & OH Costs	(370) bps	(180) bps	250 bps	(80) bps	280 bps	20 bps	90 bps	30 bps
Total Organic	(1210) bps	(810) bps	50 bps	(410) bps	50 bps	(70) bps	(180) bps	(400) bps
Acquisitions/Divestitures	—	—	50 bps	70 bps	—	—	60 bps	20 bps
Restructuring/Other	180 bps	90 bps	10 bps	70 bps	80 bps	90 bps	80 bps	80 bps
Total Operating Margin Change	(1030) bps	(720) bps	110 bps	(270) bps	130 bps	20 bps	(40) bps	(300) bps

Total Operating Margin % *	11.1%	18.1%	25.4%	25.8%	23.4%	23.6%	25.9%	20.9%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	70 bps	80 bps	170 bps	20 bps	370 bps	30 bps	90 bps	130 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.17) on GAAP earnings per share for the first half of 2020.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2020	2019	2020	2019
Operating income	$449	$871	$1,210	$1,710
Tax rate	21.3%	24.5%	22.4%	24.5%
Income taxes	(96)	(213)	(271)	(418)
Operating income after taxes	$353	$658	$939	$1,292

Invested capital:
Trade receivables	$2,156	$2,629	$2,156	$2,629
Inventories	1,167	1,256	1,167	1,256
Net assets held for sale	181	346	181	346
Net plant and equipment	1,711	1,717	1,711	1,717
Goodwill and intangible assets	5,244	5,431	5,244	5,431
Accounts payable and accrued expenses	(1,508)	(1,719)	(1,508)	(1,719)
Other, net	(636)	(433)	(636)	(433)
Total invested capital	$8,315	$9,227	$8,315	$9,227

Average invested capital	$8,431	$9,206	$8,557	$9,182
Return on average invested capital	16.8%	28.6%	22.0%	28.1%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2020	2019	2020	2019
Net cash provided by operating activities	$737	$685	$1,351	$1,301
Less: Additions to plant and equipment	(56)	(77)	(116)	(154)
Free cash flow	$681	$608	$1,235	$1,147

Net income	$319	$623	$885	$1,220
Free cash flow to net income conversion rate	213%	98%	140%	94%